                                                                    Exhibit 11.1


                       Computation of Earnings per Share


                                                     Three months ended               Six months ended
                                                 --------------------------      --------------------------
                                                 April 28,         May 4,         April 28,         May 4,
                                                    1996            1997            1996            1997
                                                 ----------      ----------      ----------      ----------
Primary Earnings per Common and
   Common Equivalent Share:

   Average Market Price                          $    17.59      $    17.94      $    16.72      $    17.36

   Weighted average common shares
     outstanding during period                    7,656,992       7,679,512       7,656,992       7,655,075

   Common Stock Equivalents -
     Common Stock Options                            97,250         102,681          91,454          92,562
                                                 ----------      ----------      ----------      ----------

   Weighted average common and
     common equivalent shares                     7,754,242       7,782,193       7,748,446       7,747,637
                                                 ==========      ==========      ==========      ==========

   Net earnings for the period                   $1,525,515      $2,462,186      $2,885,451      $4,376,315
                                                 ==========      ==========      ==========      ==========

   Primary earnings per share                    $      .20      $      .32      $      .37      $      .56
                                                 ==========      ==========      ==========      ==========


Fully Diluted Earnings per Common and
   Common Equivalent Share:

   Greater of average market price or
     closing market price                        $    21.25      $    17.94      $    21.25      $    17.36

   Weighted average common shares
     outstanding during period (from above)       7,656,992       7,679,512       7,656,992       7,655,075
   Common Stock Equivalents - Common
     Stock Options                                  120,850         108,681          98,790          92,562
                                                 ----------      ----------      ----------      ----------

   Fully diluted weighted average
     common and common equivalent shares          7,777,842       7,788,193       7,755,782       7,747,637
                                                 ==========      ==========      ==========      ==========

   Net earnings for the period                   $1,525,515      $2,462,186      $2,885,451      $4,376,315
                                                 ==========      ==========      ==========      ==========

   Fully diluted earnings per share              $      .20      $      .32      $      .37      $      .56
                                                 ==========      ==========      ==========      ==========